Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of DOVER SADDLERY, INC. (the “Company”) for the fiscal quarter ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen L. Day Stephen L. Day President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ David R. Pearce David R. Pearce Chief Financial Officer (Principal Financial Officer)

Date: November 14, 2012	Date: November 14, 2012